ALAMO GROUP INC.

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (the “Agreement”) is made between Alamo Group Inc., a Delaware corporation (the “Company”), and __________________________ (the “Optionee”), pursuant to the Company’s 2005 Incentive Stock Option Plan (the “Plan”), incorporated by reference herein.  All capitalized terms used but not defined herein shall have the meaning assigned to them in the Plan.  To the extent there are any inconsistencies between the terms of this option and the Plan; the terms of the Plan shall control.  The Company and the Optionee agree as follows:

1.         The Company hereby grants to the Optionee and the Optionee accepts on the terms and conditions of this Agreement the right and the option to purchase all or any part of shares of Common Stock (the “Option”) described as:

Number of Shares of Common Stock	____________
Grant Price per Share	$___________
Grant Date	_______, 20__

2.         The Option granted herein shall be exercisable according to the following schedule:  twenty percent (20%) of the shares of Stock shall vest on the first anniversary of the Grant Date and an additional twenty percent (20%) of the shares of Stock shall vest on each succeeding anniversary date of the Grant Date until all shares of Stock are vested.

3.         The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time the earliest of the following occurs:

(a)       The expiration of ten (10) years from the Grant Date; provided, however, that any Option granted to an individual owning, at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any of its subsidiaries, shall expire five (5) years from the Grant Date;

(b)       The expiration of thirty (30) days from the date of termination of the Optionee’s employment with the Company or any Affiliate either voluntarily by the Optionee or by the Company without cause; provided that if the Optionee shall die during such thirty (30) day period, the provisions of subparagraph (c) below shall apply;

(c)        The expiration of six (6) months following the issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Optionee, if the Optionee’s death occurs either during his or her employment with the Company or during the thirty (30) day period following the date of termination of such employment pursuant to subparagraph (b) above, but not later than one year after the Optionee's death; or

(d)       The termination of the Optionee’s employment with the Company for cause.  The term “cause” shall be defined as including, but shall not be limited to, the following: (a) the Optionee’s commission of an act of fraud, misappropriation, embezzlement or the like; or (b) in the event the Optionee is indicted for, pleads guilty or no contest to, or is convicted of a felony.

4.         (a)       The Optionee (or Optionee’s executors or administrators) may exercise the Optionee’s Options as to any vested portion of the Option at any time and from time to time prior to the expiration of the Options as provided in Paragraph 3.  The Optionee (or Optionee’s executors or administrators) must give written notice to the Company of the intent to exercise and the number of shares of Stock to be purchased.  In addition, the Optionee’s written notice shall specify a business day prior to the expiration of the Options for the payment in full in cash or shares of Common Stock owned by the Optionee prior to such exercise for the shares of Stock being purchased pursuant to the Option.  The giving of such written notice to the Company shall constitute an irrevocable election to purchase the number of shares of Stock specified in the notice on the date specified in the notice.  On such date, the Optionee shall deliver the required consideration to the Company.

(b)       Notwithstanding the foregoing, the Committee, in its sole discretion, may adjust the period in which the Optionee may exercise any Option to the extent that the Committee deems such modification to be desirable or necessary to comply with applicable requirements of the Code, the Securities Act of 1933 (the “1933 Act”) or the 1934 Act, including recognition of any applicable “blackout period” whereby Company employees are precluded from buying or selling Stock.  The Committee or its delegate shall promptly notify the Optionee of any such adjustments.  No such notice shall be delivered so that the Optionee shall have less than thirty (30) days to exercise his or her Options prior to expiration of such Options.

(c)        The Company shall cause certificates for any shares of Stock to be delivered to the Optionee or Optionee’s executors or administrators within ten (10) business days after the receipt of payment therefore.

5.         Neither the Optionee nor Optionee’s executors or administrators shall have any of the rights of a stockholder of the Company with respect to the shares of Stock subject to this Option until a certificate or certificates for such shares of Stock shall have been issued upon the exercise of this Option.

6.         The Option granted herein shall not be transferable by the Optionee other than pursuant to a qualified domestic relations order or to Optionee’s executors or administrators by will or the laws of descent and distribution, and during the Optionee’s lifetime shall be exercisable only by Optionee (or by the transferee under such a domestic relations order).

7.         In the event of the Optionee’s death during Optionee’s employment with the Company, or during the thirty (30) day period following the date of termination of such employment pursuant to paragraph 3(b) above, this Option shall thereafter be exercisable, as provided in paragraph 3(c) above, only by Optionee’s executors or administrators.

8.         In the event of any stock split, stock dividend, reclassification, or capitalization which changes the character or amount of the outstanding Stock while any portion of this Option is outstanding but unexercised, the Committee shall make such adjustments in the character and number of shares of Stock subject to such unexercised portion of this Option, and in the Grant Price, as shall be equitable and appropriate in order to make the Option, as nearly as may be practicable, equivalent to this Option immediately prior to such change; provided that no adjustment shall give the Optionee any additional benefits under this Option.

                        Upon a Change of Control, the Options shall vest and be payable as provided in the Plan.

9.         The Optionee agrees that the obligation of the Company to issue shares of Stock upon the exercise of an Option shall also be subject as conditions precedent to compliance with applicable provisions of the 1933 Act, the 1934 Act, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

Prior to such time as this Option may be exercised, if the Company is registered under the 1934 Act, the Company shall register the Stock subject to the Plan with the Securities and Exchange Commission on Form S-8, or such other form as then applicable.

10.       As used herein, the term “employment with the Company” shall include employment with the Company or with any of its Affiliates.  Nothing contained herein shall be deemed a promise of employment or a promise of continued employment.

11.       The Optionee represents that he or she has a copy of the Plan and is familiar with its terms.

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IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate on this _____ day of ________________, _____.

ALAMO GROUP INC.

By: __________________________________

Its: __________________________________

ACCEPTED AND AGREED TO:

_____________________________________

Optionee